Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-288122 on Form S-8 of our report dated March 3, 2026, relating to the financial statements of Caris Life Sciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 3, 2026